Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 2012, is made by and among Avantair, Inc., a Delaware corporation (the “Grantor”), in favor of Barry Gordon, as collateral agent (including any successor, assignee or transferee thereof, the “Collateral Agent”) for itself and the parties listed on Schedule 1 hereto (each a “Secured Party,” and together, the “Secured Parties”).

WHEREAS, the Grantor and the Secured Parties have entered into that certain Note and Warrant Purchase Agreement of even date herewith (as amended or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), pursuant to which the Grantor has issued and may issue certain senior secured convertible promissory notes (such notes, as amended or modified from time to time, the “Initial Notes”) and certain warrants to purchase shares of the Grantor’s common stock, $0.0001 per share (such warrants, as amended or modified from time to time, the “Warrants”);

WHEREAS, the Grantor and additional Secured Parties may enter into one or more securities purchase agreements (as amended or otherwise modified from time to time, the “Additional Purchase Agreements”), pursuant to which the Grantor may issue certain additional senior secured convertible promissory notes in substantially the same form as the Initial Notes (such senior secured convertible promissory notes, as amended or modified from time to time, the “Additional Notes” and together with the Initial Notes, the “Notes”) and other securities (the “Related Securities”) pursuant to the financings contemplated in the “Liquidity and Capital Resources” section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Form 10-Q filed with the U.S. Securities and Exchange Commission on November 16, 2012;

WHEREAS, the Grantor and the Collateral Agent have agreed to execute and deliver this Agreement, among other things, to secure the obligations of the Grantor under the Note and Warrant Purchase Agreement and the Initial Notes and under any Additional Notes and Additional Purchase Agreements.

The Grantor and the Collateral Agent hereby agree as follows:

SECTION 1. Definitions; Interpretation.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Transaction Documents” means this Agreement, the Note and Warrant Purchase Agreement, the Additional Purchase Agreements, the Notes, the Warrants, the Related Securities and all other documents, agreements and instruments delivered to the Collateral Agent and Secured Parties under the Notes or in connection with the Obligations (as defined below), each as amended, modified, renewed, extended or replaced from time to time.

“Event of Default” has the meaning set forth in the Notes.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of the Grantor to the Secured Parties and the Collateral Agent under or in connection with (a) the Transaction Documents, including without limitation, the unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by the Grantor to the Secured Parties thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined and (b) debt securities that may be issued pursuant to the financings contemplated in the “Liquidity and Capital Resources” section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Form 10-Q filed with the U.S. Securities and Exchange Commission on November 16, 2012 (and related documentation), including without limitation, the unpaid principal of such indebtedness, all interest accrued thereon, all fees and all other amounts payable by the Grantor to the holders of such indebtedness thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Liens” mean: (i) Liens in favor of the Secured Parties in respect of the Obligations hereunder; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP (as defined in the Note); (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) non-exclusive licenses, sublicenses, assignments and similar arrangements in the ordinary course of business consistent with past practice granted in good faith and in a manner that the Grantor’s board of directors reasonably believes is in, or is not opposed to, the Grantor’s best interests and the best interests of the Grantor’s stockholders; (vii) Liens upon or in any equipment acquired or held by the Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing or refinancing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon and proceeds thereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Purchaser Majority” means holders of a majority of the aggregate principal amount of the Notes then outstanding.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida.

(b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Notes or if not defined therein in the Note and Warrant Purchase Agreement or other Additional Purchase Agreement related to such Note.

(c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; (iii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and (v) the term “or” shall not be limiting.

SECTION 2. Security Interest.

(a) Subject to Permitted Liens, as security for the payment and performance of the Obligations, the Grantor hereby grants and otherwise pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest, having priority over all other security interests, in all of the Grantor’s right, title and interest in, to and under all of its personal property (other than as set forth in Sections 2(b), 2(c) and 2(d) hereof) owned by Grantor wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”) and including:

(1) all accounts, accounts receivable, commercial tort claims, contract rights, rights to payment, chattel paper, electronic chattel paper, letters of credit, letter of credit rights, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Grantor, however evidenced;

(2) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein;

(3) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies and all other goods that are held for sale, lease or other disposition or furnished under contracts of service or consumed in the Grantor’s business, including, without limitation, those held for display or demonstration or out on lease or consignment;

(4) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories and accessions to and for the foregoing;

(5) all general intangibles and other personal property of the Grantor, including, without limitation: (i) all tax and other refunds, rebates or credits of every kind and nature to which the Grantor is now or hereafter may become entitled; (ii) all goodwill, choses in action and causes of action; (iii) all interests in limited and general partnerships and limited liability companies; and (iv) all indemnity agreements, guaranties, insurance policies, insurance claims and other contractual, equitable and legal rights of whatever kind or nature;

(6) all books, records and other written, electronic or other documentation in whatever form maintained by or for the Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

(7) all products and proceeds, including insurance proceeds, and supporting obligations of or for any and all of the foregoing.

(b) Notwithstanding the foregoing, such grant of security interest shall not extend to, and the term “Collateral” shall not include: (i) any asset that is encumbered by any Lien on the date hereof and (ii) any aircraft, fractional ownership interest in aircraft, restricted cash, deposits on aircraft and flight hour cards.

(c) Notwithstanding the foregoing, except for fixtures (to the extent covered by Article 9 of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located.

(d) Notwithstanding anything herein to the contrary: (i) the Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and (ii) the Collateral Agent and Secured Parties shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent nor Secured Parties be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(e) This Agreement shall create a continuing security interest in the Collateral that shall remain in effect until terminated in accordance with Section 18 hereof.

SECTION 3. Financing Statements, Etc. The Grantor shall execute and deliver to the Collateral Agent, and the Grantor hereby authorizes the Collateral Agent to file (with a copy thereof to be provided to the Grantor contemporaneously therewith), at any time and from time to time thereafter, all financing statements, financing statement assignments, continuation financing statements, and UCC filings, in form reasonably satisfactory to the Collateral Agent. The Grantor shall execute and deliver and shall take all other action, as the Secured Parties may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Collateral Agent in the Collateral (subject to the terms hereof) and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof that accomplish the purposes of this Agreement. Notwithstanding the foregoing, the Grantor shall not be required to make any filings with the United States Federal Aviation Administration with respect to the security interest granted hereunder.

SECTION 4. Representations and Warranties. The Grantor represents and warrants to the Collateral Agent that:

(a) The Grantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The execution, delivery and performance by the Grantor of this Agreement has been duly authorized by all necessary corporate action of the Grantor, and this Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) As of the date hereof, the Grantor’s chief executive office and principal place of business is located at the address set forth in Schedule 2; all other locations where the Grantor conducts business or the Collateral is kept are set forth in Schedule 2; and, as of the date hereof, all trade names and fictitious names under which the Grantor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 2.

SECTION 5. Covenants of the Grantor. Until this Agreement has terminated in accordance with Section 18 hereof, the Grantor agrees to do the following:

(a) The Grantor shall give written notice to the Collateral Agent within thirty (30) days following any change described below in this subsection of: (i) any change in the location of Grantor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 2; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; or (v) any change in its jurisdiction of organization.

(b) The Grantor shall not surrender or lose possession of, sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business consistent with past practice and except to the extent of equipment that is obsolete or no longer useful to its business.

(c) The Grantor shall keep the Collateral free of all Liens except Permitted Liens.

SECTION 6. Collection of Accounts. The Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment, except in the ordinary course of business. At the request of the Collateral Agent, upon the occurrence and during the continuance of any Event of Default in which the Notes have become due and payable, all remittances received by the Grantor shall be held in trust for the Collateral Agent and the Secured Parties in accordance with the terms hereof.

SECTION 7. Agency.

(a) Appointment. The Secured Parties by their acceptance of the benefits of this Agreement, hereby designate Barry Gordon as the Collateral Agent to act as specified herein. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

(b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith or be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of the Grantor or any Secured Party; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.

(c) Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor in connection with such Secured Party’s investment in Grantor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Grantor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith other than representations made by the Collateral Agent related to its status as an accredited investor under federal and state securities laws, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Grantor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Grantor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement, or any of the other Transaction Documents.

(d) Certain Rights of the Collateral Agent. Subject to this Agreement, the Collateral Agent shall have the right, at the direction of the Purchaser Majority, to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Purchaser Majority with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties that are the Purchaser Majority; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (i) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Grantor shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (ii) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (A) could reasonably be expected to expose it to personal liability or (B) is contrary to this Agreement, the Transaction Documents or applicable law.

(e) Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Grantor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

(f) Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Grantor to the extent required by any of the Transaction Documents, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent and any director, employee or agent of the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or any such director, employee or agent or agent of the Collateral Agent in performing its duties hereunder or under Transaction Documents, or in any way relating to or arising out of the Transaction Documents except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct.

(g) Resignation by the Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties under this Agreement at any time by giving 30 days’ prior written notice (as provided in this Agreement) to the Grantor and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (ii) and (iii) below.

(ii) Upon any such notice of resignation, the Secured Parties, acting by the Purchaser Majority, shall appoint a successor Collateral Agent hereunder.

(iii) If a successor Collateral Agent shall not have been so appointed within said thirty (30) day notice period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such thirty (30) day notice period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Secured Parties on demand and shall not be part of the Obligations or otherwise be reimbursable by the Grantor hereunder or under the Transaction Documents.

(iv) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

(h) Rights with Respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.

(i) The Collateral Agent in its Individual Capacity. The Collateral Agent and its affiliates may purchase notes from, make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of lending or other business with any party and its affiliates as though the Collateral Agent was not the Collateral Agent hereunder. With respect to any loans, purchases of notes or issuances of credit, if any, made by the Collateral Agent in its capacity as a Purchaser (as defined in the Note and Warrant Purchase Agreement), the Collateral Agent in its capacity as a Secured Party shall have the same rights and powers under this Agreement as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and the terms “Secured Party” or “Secured Parties” shall include the Collateral Agent in its capacity as a Secured Party.

SECTION 8. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default (as defined in the Note) in which the Notes have become due and payable, the Collateral Agent may declare all or any of the Obligations to be immediately due and payable and the Collateral Agent shall have, in addition to all other rights and remedies granted to the Collateral Agent in this Agreement or the other Transaction Documents, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default in which the Notes have become due and payable, the Collateral Agent may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein or subsequent address that the Grantor provides to the Collateral Agent in writing, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

(b) The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein shall be applied first, to the payment of the reasonable costs and expenses of the Collateral Agent and Secured Parties in exercising or enforcing their rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Collateral Agent or Secured Parties pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Secured Parties for any deficiency that exists after any sale or other disposition or collection of the Collateral.

SECTION 9. Certain Waivers. The Grantor waives, to the fullest extent permitted by law: (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Collateral Agent to: (A) proceed against any Person, (B) exhaust any other collateral or security for any of the Obligations, (C) pursue any remedy in the Collateral Agent’s power or (D) except as provided herein or in any of the Transaction Documents, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against the Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10. Notices. All notices and other communications shall be made to the address and in the manner specified in the Note and Warrant Purchase Agreement.

SECTION 11. No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent.

SECTION 12. Costs and Expenses. The Grantor agrees to pay on demand all reasonable costs and expenses of the Collateral Agent, and the reasonable fees and disbursements of one counsel to the Collateral Agent, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Notes and the other Transaction Documents, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling or the like and other such expenses of sales and collections of the Collateral. Any amounts payable to the Collateral Agent under this Section 12 or otherwise under this Agreement if not paid when due shall bear interest from the date such payment is due until paid in full, at the rate of interest set forth in the Notes.

SECTION 13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Collateral Agent and their respective successors and assigns.

SECTION 14. Governing Law.

(a) This Agreement shall be governed by and construed under the laws of the State of Florida without regard to principles of conflict of laws.

(b) THE GRANTOR HEREBY AGREES TO WAIVE, AND THE SECURED PARTIES BY THEIR ACCEPTANCE HEREOF HEREBY AGREE TO WAIVE, THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE GRANTOR HEREBY AGREES, AND THE SECURED PARTIES BY THEIR ACCEPTANCE HEREOF HEREBY AGREE, THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE GRANTOR FURTHER AGREES, AND THE SECURED PARTIES BY THEIR ACCEPTANCE HEREOF FURTHER AGREE, THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

SECTION 15. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Grantor and the Collateral Agent. Notwithstanding the foregoing, this Agreement may not be amended and any term hereunder may not be waived with respect to any Secured Party without the written consent of such Secured Party unless such amendment or waiver applies to all Secured Parties in the same fashion.

SECTION 16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 18. Termination. Upon the payment and performance in full of all Obligations, this Agreement shall terminate and the Collateral Agent shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Collateral Agent hereunder; provided, however, that the obligations of the Grantor under Section 12 hereof shall survive such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTOR:

AVANTAIR, INC.

By:	/s/ Steve Santo
Name:	Steve Santo
Title:	CEO

COLLATERAL AGENT:

By:	/s/ Barry Gordon
Name:	Barry Gordon
Title:	Director

SCHEDULE 1

Schedule of Secured Parties

Robert Lepofsky

A. Clinton Allen

Lawson Allen

Dick DeWolfe

Arthur Goldberg

Barry Gordon

Lorne Weil

SCHEDULE 2

to the Security Agreement

1.	Locations of Chief Executive Office and Other Locations, Including of Collateral

a. Chief Executive Office and Principal Place of Business:

4311 General Howard Drive, Clearwater, Florida 33762

b. Other locations where the Grantor conducts business or the Collateral is kept:

None

2.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.

None